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                                                                   EXHIBIT 10.17



                             NATIONAL TECHTEAM, INC.
                          SUPPLEMENTAL RETIREMENT PLAN



                         EFFECTIVE AS OF OCTOBER 1, 2000


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              NATIONAL TECHTEAM, INC. SUPPLEMENTAL RETIREMENT PLAN
                         EFFECTIVE AS OF OCTOBER 1, 2000

         This National TechTeam, Inc. Supplemental Retirement Plan (the "Plan") is adopted by National TechTeam, Inc. (the "Employer") for certain of its management employees. The purpose of the Plan is to provide those employees with supplement retirement income and to offer those employees an opportunity to elect to defer elements of their compensation which might not otherwise be eligible for deferral under other Employer Plans, including the Employer's qualified 401(k) Plan, and to receive the benefits of Employer additions comparable to those under the Employer's qualified 401(k) Plan in the absence of certain restrictions and limitations under that Plan and the Internal Revenue Code. The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

         Accordingly, the following Plan is adopted.

                                    ARTICLE I
                                   DEFINITIONS

         1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Plan account, including contribution credits and deemed income, gains and losses (to the extent realized as determined by the Employer in its discretion) credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

         1.2 BASIC PLAN means the National TechTeam, Inc., 2000 Amended and Restated 401(k)/Profit Sharing Plan.

         1.3 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article VII.

         1.4 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.


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         1.5 COMPENSATION means an Eligible Employee's wages as defined in Code
Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Eligible Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

         For purposes of this Plan, the determination of Compensation shall be made by including (a) deferrals pursuant to Section 3.1, and (b) amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Eligible Employee under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee
contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         1.6 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be January 1, April 1, July 1 and October 1.

         1.7 EFFECTIVE DATE means the date of the Plan, which shall be October 1, 2000.

         1.8 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees and who is designated by the Employer to be an Eligible Employee under the Plan. By each November 1, the Employer shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

         1.9 EMPLOYER means National TechTeam, Inc. and its successors and assigns unless otherwise herein provided, or any other corporation or business


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organization which, with the consent of National TechTeam, Inc., or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of National TechTeam, Inc., to become a party to the Plan.

         1.10 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

         1.11 PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

         1.12 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

         1.13 PLAN means this National TechTeam, Inc. Supplemental Retirement Plan, as amended from time to time.

         1.14 PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect.

         1.15 RETIREMENT DATE means the date on which a Participant has both attained age 55 and been credited with 10 or more years of service with the Employer.

         1.16 TRUST means the trust fund established pursuant to the Plan.

         1.17 TRUSTEE means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

         1.18 VALUATION DATE means the March 31, June 30, September 30 and December 31 of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.



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                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

         Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Employee must make written application in such manner as may be required by Section 3.1 and by the Employer and must agree to make Compensation Deferrals as provided in Article III.

         2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed, he or she shall become a Participant in accordance with the provisions of Section 2.1.

         2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder.

                                   ARTICLE III
                            CONTRIBUTIONS AND CREDITS

         3.1 PARTICIPANT COMPENSATION DEFERRALS. An Eligible Employee may, for any Plan Year in which he or she is a Participant, elect to accept a reduction in Compensation from the Employer equal to a whole percentage of his or her Compensation per payroll period not in excess of 17%; provided, however, that such reduction in Compensation shall be reduced by the salary reduction contributions which he or she has elected to make to the Basic Plan as of the first day of such Plan Year, or, in the case of an individual who becomes an Eligible Employee during a Plan Year, as of such individual's Entry Date. Amounts so deferred will be considered a "Participant's


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Compensation Deferrals". Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the thirty (30) day period prior to the beginning of such Plan Year or during such other period established by the Employer. An individual who becomes an Eligible Employee during a Plan Year shall make such election for the remaining portion of the Plan Year during such period ending prior to his or her Entry Date as established by the Employer.

         Compensation Deferrals shall be made by regular payroll deductions and through deferral of a bonus not yet payable to a Participant at the time of the election. Once made, a Compensation Deferral payroll deduction selection shall continue in force for the remainder of the Plan Year. Thereafter, a Participant may, within 30 days prior to the beginning of a Plan Year, increase, decrease or suspend Compensation Deferrals for the ensuing Plan Year by executing and delivering to the Employer a revised Participant Enrollment and Election Form. A Participant's failure to amend his or her Compensation Deferral election, in writing, within 30 days of the next following Plan Year (and those that follow) shall constitute a waiver by the Participant to elect a different Compensation Deferral deduction amount and a reaffirmation and ratification to continue the Compensation Deferral deductions as previously elected. A Participant's failure to amend his or her Compensation Deferral election in any particular Plan Year, shall not preclude a Participant from increasing, decreasing or suspending his or her Compensation Deferral deductions for any following Plan Year.

         There shall be established and maintained by the Employer a separate Plan Account in the name of each Participant, which shall at all times be one hundred percent (100%) vested in the Participant, and to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals, and
(b) amounts equal to any deemed income, gains or losses (as determined by the Employer, in its discretion in accordance with Section 4.1) attributable or allocable to the Participant's Account. The Employer shall have the discretion to allocate such deemed income, gains, or losses among the Plan Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.


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         Amounts equal to the Compensation Deferrals will be paid by the
Employer to the Trust with reasonable promptness after the total of such Compensation Deferrals during any month or other period has been determined.

                                   ARTICLE IV
                               ALLOCATION OF FUNDS

         4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Pursuant to
Section 4.5, each Participant shall have the right to direct the Employer as to how amounts in his or her Account shall be deemed to be invested. In such a case, the Employer may direct the Trustee to invest the Account maintained in the Trust on behalf of the Participant pursuant to the direction the Employer has received from that Participant. The Participant's Plan Account will be credited or debited with the increase or decrease, as applicable, of the designated deemed investments, as follows:

         As of each Valuation Date, an amount equal to the earnings, gains or losses (as determined by the Employer, in its discretion), of each deemed investment option within the Trust since the preceding Valuation Date, less an amount equal to 1% of such earnings, gains or losses, shall be allocated to each Participant's Account.

         4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account.

         4.3 SEPARATE ACCOUNTS. A separate Account under the Plan shall be established and maintained by the Employer to reflect the Compensation Deferrals for each Participant and the deemed earnings, gains and losses credited or debited to such Account.

         4.4 INTERIM VALUATIONS. If it is determined by the Employer that the value of the Trust, or any part thereof, as of any date on which distributions are to be made differs materially from the value of the Trust on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the



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Trust, or any part thereof, so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.

         4.5 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee, or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer or the Trustee, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction as to how his or her Account should be deemed to be invested among such categories of deemed investments as may be made available by the Employer hereunder. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Account which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

         (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and shall be effective as of the next Designation Date which is at least ten (10) business days after such filing.

         (b) All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent Participant Enrollment and Election Form, or other form specified by the Employer.

         (c) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear, or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.


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         (d) If the Employer possesses at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion Account be deemed to be invested in a money market, fixed income, or similar fund made available under the Plan as determined by the Employer in its discretion.

         (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

         (f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

                                   ARTICLE V
                            ENTITLEMENT TO BENEFITS

         5.1 TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Employer for any reason, the Participant's Plan Account at the date of termination shall be valued and payable according to the provisions of Article VI.

         5.2 RE-EMPLOYMENT OF RECIPIENT. If a Participant receiving installment distributions pursuant to Section 6.2 is re-employed by the Employer, the remaining distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Section 5.1, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS

         6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date of the Participant's termination of employment with the Employer, a distribution in an aggregate amount equal to the Participant's Account,

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which amount, depending on (a) the performance of the deemed investments elected from time to time by the Participant, the Beneficiary and/or the Employer, as applicable, and (b) the extent to which the investments of the Trust relating to the Participant's deemed investments under Sections 4.1 and 4.5 actually are realized by the Trust, may be less than, equal to, or greater than the aggregate amount of the Participant's Compensation Deferrals. Any payment due hereunder from the Trust which is not paid by the Trust will be paid by the Employer from its general assets.

         6.2      METHOD OF PAYMENT.

         (a) Cash Payments. All payments under the Plan shall be made in cash.

         (b)      Timing and Manner of Payment.

                  (1) In the event a Participant terminates employment with the Employer for any reason on or after his or her Normal Retirement Date, an aggregate amount equal to the Participant's Account will be paid by the Trust or the Employer to the Participant in a lump sum on or about the date of the Participant's termination of employment with the Employer, or in the monthly installments made over a period (not to exceed 20 years), as selected by the Participant in the Plan Year prior to his or her termination of employment. If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum on or about the date of the Participant's termination of employment with the Employer.

                  (2) In the event that a Participant terminates employment with the Employer for any reason prior to his Normal Retirement Date, an aggregate amount equal to the Participant's Account will be paid by the Trust or the Employer to the Participant in a lump sum on or about the Participant's termination of employment with the Employer.

                  (3) If the whole or any part of the payment hereunder by the Trust of the Employer is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Employer may establish, in which case, subject to the limitations of Section 6.1 any deemed income, gain, or losses (as determined by the Employer, in its discretion in accordance with Section 4.1) shall be reflected in the installment payments, in such equitable manner as the Employer shall determine.

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        6.3 DEATH BENEFITS. If a Participant dies before terminating his or her employment with the Employer and before the commencement of payments to the Participant hereunder, an aggregate amount equal to the Participant's Account shall be paid by the Trust or the Employer in a lump sum to the person or persons designated in accordance with Section 7.1 as soon as practicable following the Participant's death.

         Upon the death of a Participant after payments hereunder have begun in accordance with Section 6.2(b)(1), but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with
Section 7.1, in the manner in which such benefits were payable to the Participant, unless the Beneficiary elects a more rapid form or schedule of distribution. Such election must be made prior to December 31 of the Plan Year in which the Participant dies and shall apply only to payments which would otherwise have been paid hereunder to the Participant after such December 31.

                                   ARTICLE VII
                         BENEFICIARIES; PARTICIPANT DATA

         7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer and will be effective only when filed in writing with the Employer during the Participant's lifetime.

         In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stirpes, but, if none, to the Participant's estate. In determining the existence or


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identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, executor, or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

         7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

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                                  ARTICLE VIII
                                    THE TRUST

         8.1 ESTABLISHMENT OF TRUST. The Employer shall establish the Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                                   ARTICLE IX
                                 ADMINISTRATION

         9.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation and administration of the Plan and shall have the discretionary power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

         (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

         (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

         (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

         (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

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         (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such third person shall have been notified of the revocation of such authority.

         9.2 MUTUAL EXCLUSION OF RESPONSIBILITY. Neither the Trustee nor the Employer shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

         9.3 DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan, it is provided that the Employer may perform any act or may permit any action to be taken, or may consent to any act or procedure or wherever discretionary powers are given to the Employer in connection with any act, permission or procedure, it is distinctly understood that the same shall be in the Employer's role, full and uncontrolled discretion.

         9.4 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

         9.5 PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan and the Trust, including any taxes payable

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by the Employer in respect of the Plan or Trust or payable by or from the Trust pursuant to its terms, shall be paid by the Employer.

         9.6 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Employer, and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

         (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

         (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

         (c) An explanation of the Plan's claims review procedure.

         The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Employer's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

         Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative), may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative), which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents and may submit issues and comments in writing.

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         The decision on review normally shall be made within sixty (60) days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                                    ARTICLE X
                                    AMENDMENT

         10.1 RIGHT TO AMEND. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

         10.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 10.1, the Plan and the Trust agreement may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1) and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such

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amendment shall be considered prejudicial to any interest of a Participant or a
Beneficiary hereunder compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant of a Beneficiary hereunder.

                                   ARTICLE XI
                                   TERMINATION

         11.1 EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan accounts. The Employer also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

         11.2 AUTOMATIC TERMINATION OF PLAN. The Plan, but not the Trust, automatically shall terminate upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

         11.3 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan other than Compensation Deferrals under Section 3.1, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles V and VI.

         11.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative upon a complete termination of the Plan. The provisions of this Section shall also become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

         11.5 SUCCESSOR TO EMPLOYER. Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a Party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party thereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.4 shall become operative.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof, except as provided by law or by any Plan provision. The Employer does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reasons, in no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

         12.2 WITHHOLDING. All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Employer under any applicable, local, state or federal law.

         12.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayment of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (v) the direct deposit of benefit payments to an account in a banking instruction (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

         In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer may bring an action or a test declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

         12.4 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time, nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restricted any person's right to terminate his or her employment at any time.

         12.5 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Heads of Articles and Sections herein are inserted only for convenience of referenced and are not to be considered in the construction of the Plan.

         IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of October 1, 2000.

                                            NATIONAL TECHTEAM, INC.



                                            By:______________________________

                                                   Its_________________________


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